                                                                     EXHIBIT 4.2

                                                                  CONFORMED COPY

                  GUARANTEE AGREEMENT dated as of November 14, 2002, as amended and restated as of December 15, 2004 (this "Agreement"), among ABERCROMBIE & FITCH CO., a Delaware corporation ("Parent"), each direct and indirect Subsidiary of Parent other than Abercrombie & Fitch Management Co. (each a "Domestic Subsidiary" and, together with Parent and any other Subsidiaries that become parties hereto as contemplated by Section 15 hereof, referred to herein individually as a "Guarantor" and collectively as the "Guarantors"), and NATIONAL CITY BANK, as administrative agent (the "Agent") for the lenders (the "Lenders") party to the Credit Agreement dated as of November 14, 2002, as amended and restated as of December 15, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Abercrombie & Fitch Management Co. (the "Borrower"), Parent, the Lenders party thereto and the Agent.

         The Borrower, the Parent, the Lenders and the Agent are parties to the Original Credit Agreement (such term and each other capitalized term used but not defined herein having the meaning assigned to it in Article I of the Credit Agreement). Such parties have amended and restated the Original Credit Agreement in the form of the Credit Agreement, effective as of the Restatement Effective Date and subject to satisfaction of the conditions set forth therein.

         The Lenders have agreed to make loans to Borrower in accordance with the terms of the Credit Agreement. The obligations of the Lenders to lend under the Credit Agreement are conditioned on, among other things, the execution and delivery by the Guarantors of a guarantee agreement in the form hereof. The Guarantors acknowledge that they will derive substantial benefits from the extension of credit to Borrower under the Credit Agreement. As consideration therefor and in order to induce the Lenders to make the Loans (such term and the other capitalized terms used herein and not otherwise defined herein having the meanings assigned to them in the Credit Agreement), the Guarantors are willing to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

         SECTION 1. Each of the Guarantors unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment by the Borrower of (i) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to the Lenders and the Agent under the Credit Agreement and the other Loan Documents to which the Borrower is or is to be a party and (b) the due and punctual performance of all other obligations of the Borrower under the Credit Agreement and the other Loan Documents (all the foregoing obligations being collectively called the "Obligations"). Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

         SECTION 2. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by
(a) the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower under the provisions of any Loan Document or otherwise; (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document, any guarantee or any other agreement, including with respect to any other Guarantor under this Agreement; (c) the release of any security held by the Agent or any Lender for the Obligations or any of them; or (d) the failure of the Agent or any Lender to exercise any right or remedy against any other Guarantor or guarantor of the Obligations.

         SECTION 3. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that resort be had by the Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Agent or any Lender in favor of the Borrower or any other person.

         SECTION 4. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under any Loan Document, any guarantee or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of the Borrower or any Guarantor as a matter of law or equity (other than the indefeasible payment in full of all the Obligations).

         SECTION 5. Each of the Guarantors further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agent or any Lender upon the bankruptcy or reorganization of the Borrower, any other Guarantor or otherwise.

         SECTION 6. In furtherance of the foregoing and not in limitation of any other right which the Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Agent, forthwith pay, or cause to be paid, to the Agent for distribution to the Lenders, if and as appropriate, in cash the amount of such unpaid Obligation. Notwithstanding any payment or payments made by a Guarantor hereunder or any setoff or application of funds of a Guarantor by the Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Lender against the Borrower or any collateral security or guarantee or right of offset held for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent or any Lender by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity and similar rights, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Agent to be credited and applied to the payment of the Obligations. Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed by that Guarantor without rendering this Agreement, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         SECTION 7. Each of the Guarantors represents and warrants that (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) the execution, delivery and performance by it of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate and (if necessary) stockholder action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or By-Laws or any material agreement or instrument binding upon it, and (c) this Agreement constitutes a valid and binding agreement of such Guarantor, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

         SECTION 8. The guarantees made hereunder shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid, and shall be reinstated to the extent provided in Section 5.

         SECTION 9. This Agreement and the terms, covenants and conditions hereof shall be binding upon each Guarantor and its successors and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. None of the Guarantors shall be permitted to assign or transfer any of its rights or obligations under this Agreement, except as expressly contemplated by this Agreement.

         SECTION 10. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent or any Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder and under the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law. Except as provided in the Credit Agreement, none of the Agent or the Lenders shall be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

         SECTION 11. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO.

         SECTION 12. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement; provided that any communication or notice hereunder to any Guarantor shall be given to it in care of the Borrower at the address or telecopy or telex number specified in the Credit Agreement.

         SECTION 13. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect with respect to any Guarantor, no party hereto shall be required to comply with such provision with respect to such Guarantor for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein, and of such provision with respect to any other Guarantor, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which come as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 14. This Guarantee may be released with respect to any Subsidiary that ceases to be a Domestic Subsidiary as a result of a transaction that is permitted by the terms of the Credit Agreement.

         SECTION 15. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument; provided that this Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder. This Agreement shall be effective with respect to any Guarantor when a counterpart which bears the signature of such Guarantor shall have been delivered to the Agent.

         SECTION 16. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR

INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 17. Upon execution and delivery by the Agent and any subsequently acquired or organized Domestic Subsidiary of an instrument in the form of Annex 1 attached hereto, such subsequently acquired or organized Domestic Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       ABERCROMBIE & FITCH CO.

                                            by
                                                /s/ Susan J. Riley
                                                --------------------------------
                                                Name: Susan J. Riley
                                                Title: Senior Vice President and
                                                Chief Financial Officer

                                       ABERCROMBIE & FITCH HOLDING CORPORATION

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President

                                       A&F TRADEMARK, INC.

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President

                                       ABERCROMBIE & FITCH FULFILLMENT COMPANY

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President

                                       ABERCROMBIE & FITCH DISTRIBUTION COMPANY

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President

                                       J.M.H. TRADEMARK, INC.

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President

                                       J.M. HOLLISTER, LLC

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President - Finance
                                                of Abercrombie & Fitch Stores,
                                                Inc. in its capacity as Sole
                                                Manager

                                       ABERCROMBIE & FITCH TRADING CO.

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President - Finance

                                       ABERCROMBIE & FITCH STORES, INC.

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President

                                       ABERCROMBIE & FITCH PROCUREMENT SERVICES,
                                       LLC

                                       by

                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President - Finance
                                                of Abercrombie & Fitch Trading
                                                Co. in its capacity as Sole
                                                Member

                                       FAN COMPANY, LLC

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President - Finance
                                                of Abercrombie & Fitch
                                                Management Co. in its capacity
                                                as Sole Member

                                       A&F 2001, INC.

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President

                                       FITCH 2001, INC.

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President

                                       A&F WEST COAST HOLDING, INC.

                                       by
                                                /s/ Sheri Gillery
                                                --------------------------------
                                                Name: Sheri Gillery
                                                Title: President

                                       A&F MICHIGAN, INC.

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President

                                       HOLLISTER MICHIGAN, LLC

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President of
                                                A&F Michigan, Inc. in its
                                                capacity as Sole Member

                                       HOLLISTER OHIO, LLC

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President of A&F
                                                Ohio, Inc. in its capacity as
                                                Sole Member

                                       HOLLISTER CALIFORNIA, LLC

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Manager

                                       A&F CALIFORNIA, LLC

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Manager

                                       A&F OHIO, INC.

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President

                                       CANOE, LLC

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President - Finance
                                                of Abercrombie & Fitch
                                                Management Co. in its capacity
                                                as Sole Member

                                       CROMBIE, LLC

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President - Finance
                                                of Abercrombie Co. in its
                                                capacity as Sole Member

                                       RUEHL NO. 925, LLC

                                       by
                                                /s/ Peter A. Hutt
                                                --------------------------------
                                                Name: Peter A. Hutt
                                                Title: Vice President - Finance
                                                of Abercrombie & Fitch Stores,
                                                Inc. in its capacity as Sole
                                                Member

                                       NATIONAL CITY BANK,
                                       as Agent

                                       by
                                                /s/ Ralph A. Kaparos
                                                --------------------------------
                                                Name: Ralph A. Kaparos
                                                Title: Senior Vice President

                                                                  ANNEX 1 to the
                                                             Guarantee Agreement

                  SUPPLEMENT NO. dated as of    , [ ] to the GUARANTEE AGREEMENT
            dated as of November 14, 2002, as amended and restated as of December 15, 2004 (the "Guarantee Agreement"), among ABERCROMBIE & FITCH CO., a Delaware corporation ("Parent"), and each direct and indirect Subsidiary of Parent other than Abercrombie & Fitch Management Co. (each a "Domestic Subsidiary" and, together with Parent and any other Subsidiaries that become parties thereto as contemplated by Section 15 thereof, referred to herein individually as a "Guarantor" and collectively as the "Guarantors"), and NATIONAL CITY BANK, as administrative agent (the "Agent") for the Lenders (the "Lenders") party to the Credit Agreement dated as of November 14, 2002, as amended and restated as of December 15, 2004 (as amended from time to time, the "Credit Agreement"), among Abercrombie & Fitch Management Co. (the "Borrower"), Parent, the Lenders party thereto and the Agent.

         The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans to the Borrower (such term and other capitalized terms used herein and not otherwise defined herein having the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement). Section 15 of the Guarantee Agreement provides that additional Domestic Subsidiaries may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Domestic Subsidiary (the "New Guarantor") is executing this Supplement to become a Guarantor under the Guarantee Agreement. As a Subsidiary, the New Guarantor acknowledges that it derives substantial benefits from the extension of credit to the Borrower under the Credit Agreement.

         Accordingly, the Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 17 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Agent shall have received a counterpart of this Supplement that bears the signature of the New Guarantor.

         SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement, and of any such provision with respect to any other Guarantor, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 12 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.

         SECTION 8. The New Guarantor agrees to reimburse the Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Agent.

         IN WITNESS WHEREOF, the New Guarantor and the Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

                                             [NAME OF NEW GUARANTOR],

                                               by: ____________________________
                                                   Name:
                                                   Title:
                                                [Address]

                                             NATIONAL CITY BANK, as Agent,

                                               by: ____________________________
                                                   Name:
                                                   Title:

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